As filed with the Securities and
Exchange Commission on July 22, 1999                 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          COLUMBUS MCKINNON CORPORATION
             (Exact name of Registrant as specified in its charter)

                       NEW YORK                          16-0547600
            (State or other jurisdiction of           (I.R.S. employer
             incorporation or organization)         identification number)

          140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK 14228-1197,
                                 (716) 689-5400
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                            ROBERT L. MONTGOMERY, JR.
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197
                                 (716) 689-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            ROBERT J. OLIVIERI, ESQ.
                    LIPPES, SILVERSTEIN, MATHIAS & WEXLER LLP
                     700 GUARANTY BUILDING, 28 CHURCH STREET
                          BUFFALO, NEW YORK 14202-3950
                            TELEPHONE: (716) 853-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
TITLE OF EACH
CLASS OF  BE                  PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
SECURITIES TO  AMOUNT TO BE   AGGREGATE PRICE       AGGREGATE       REGISTRATION
 REGISTERED     REGISTERED     PER SECURITY       OFFERING PRICE        FEE
-------------  ------------   ----------------   ----------------   ------------

Common Stock,
 par value $.01   844,515        $24.66(1)       $20,825,739.90(1)     $5,790

     (1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported of the Registrant's Common Stock on the NASDAQ Stock Market on July 19, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT ALLOWED TO SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PROSPECTUS  (Subject to Completion)  Dated July _____, 1999


                          COLUMBUS MCKINNON CORPORATION

                         844,515 SHARES OF COMMON STOCK

These shares may be offered and sold from time to time by the security holders of the Company identified in this Prospectus. See "Selling Stockholders". The selling security holders acquired all of the shares in connection with a merger transaction among Columbus McKinnon Corporation, GL of Delaware, Inc., G.L. International Inc., Larco Industrial Services Ltd. and the selling security holders pursuant to an Agreement and Plan of Merger dated as of February 16, 1999. The selling security holders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

On July 19, 1999, Columbus McKinnon Corporation had 14,741,112 shares of its Common Stock issued and outstanding. Our Common Stock trades on the NASDAQ Stock Market under the symbol "CMCO". On July 19, 1999, the closing price for the Common Stock on the NASDAQ Stock Market was $24 7/16 per share.

Beginning on page 4, we have listed several "RISK FACTORS" which you should consider. You should read the entire prospectus carefully before you make your investment decision.

The Securities and Exchange Commission and state regulatory authorities have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is July ____, 1999

                                TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----
Where You Can Find More Information.........................           3

Documents Incorporated by Reference.........................           3

Forward-Looking Information.................................           4

About the Company...........................................           4

Risk Factors................................................           4

Use of Proceeds.............................................           6

Selling Stockholders........................................           6

Plan of Distribution........................................           6

Legal Matters...............................................           7

Experts.....................................................           7

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of Columbus McKinnon Corporation Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

In  this  prospectus,   the  "Company,"  the  "Registrant,"  "Columbus  McKinnon
Corporation," "we," "us," and "our" refer to Columbus McKinnon Corporation.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including Columbus McKinnon Corporation) may be found.

This prospectus is part of a registration statement that we filed with the SEC (Registration No. ______). The registration statement contains more information than this prospectus regarding Columbus McKinnon Corporation and its Common Stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.


                       DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

                SEC Filing
                (FILE NO.)                         PERIOD/FILING DATE
                ---------                          ------------------

      Annual Report on Form 10-K                Year ended March 31, 1999
      Current Report on Form 8-K                Filed on May 18, 1999
      Current Report on Form 8-K                Filed on May 26, 1999
      Registration Statement on Form 8-A        Filed on January 24, 1996 and
        describing the common stock,            February 22, 1996, respectively
        as amended by Amendment
        No. 1 on Form 8-A/A

You may request a copy of these documents, at no cost, by writing to:

                           Columbus McKinnon Corporation
                           140 John James Audubon Parkway
                           Amherst, New York  14228-1197
                           Attention:  Lois H. Demler, Corporate Secretary
                           Telephone:  (716) 689-5400

                           FORWARD-LOOKING INFORMATION

Statements made in this prospectus or in the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A number of risks and uncertainties, including those discussed under the caption "Risk Factors" below and the documents incorporated by reference herein could affect such forward-looking statements and could cause actual results to differ materially from the statements made.


                                ABOUT THE COMPANY

The Company is a broad-line designer, manufacturer and supplier of sophisticated material handling products and integrated material handling solutions that are widely distributed to industrial and consumer markets worldwide. The Company's material handling products are sold, domestically and internationally, principally to third party distributors in commercial and consumer distribution channels and, to a lesser extent, directly to manufacturers and other end-users. The Company's integrated material handling solutions businesses primarily deal with end-users. For the year ended March 31, 1999, the Company generated net sales and income from operations of approximately $735.4 million and approximately $85.1 million, respectively. Comprehensive information on Columbus McKinnon is available on our Web site at http:/www.cmworks.com.


                                  RISK FACTORS

You should consider carefully the following risk factors, along with the other information contained or incorporated by reference in this prospectus, in deciding whether to invest in our securities. These factors, among others, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements we make in this prospectus.

WE FACE SIGNIFICANT COMPETITION

The markets in which we compete are highly competitive. We compete with a number of different manufacturers, both domestically and abroad, with respect to each of our products and services. Some of our competitors have greater financial and other resources than we do. Our ability to compete depends on factors both within and outside our control, including:

-        the timing and success of our newly developed products

-        the timing and success of newly developed products by our competitors

-        product availability, performance and price

-        product brand recognition

-        distribution and customer support

These factors could possibly limit our ability to compete successfully.

WE ARE SUBJECT TO GENERAL ECONOMIC RISKS

Our business is affected by the state of both the U.S. and worldwide economies in general, and by the varying cyclicality of the industries in which our products are used. Any future downturn in the U.S. and/or worldwide economy could have an adverse effect on our business, financial condition and results of operations.

OUR INABILITY TO COMPLETE OR INTEGRATE FUTURE ACQUISITIONS EFFECTIVELY COULD AFFECT OUR FUTURE GROWTH

Historically, we have grown through a combination of internal growth and acquisitions. Although we intend to pursue the acquisition of additional businesses, we can't be certain that we will be able to locate or acquire other suitable acquisition candidates on acceptable terms or that any business we may acquire in the future will be effectively and profitably operated and integrated into the Company. In addition, the acquisition, operation and integration of an acquired business may involve a number of other risks, including an increase in our indebtedness, the diversion of our management's attention and the retention of and training of key personnel. We also intend to enhance our international presence through strategic acquisitions and alliances. International expansion may involve additional risks including those described in "--Our International Operations Subject Us To Additional Risks."

OUR INTERNATIONAL OPERATIONS SUBJECT US TO ADDITIONAL RISKS

We have operations and assets located outside of the United States, primarily in Canada, Mexico, Germany, Denmark, France, the United Kingdom and China. In addition, we import a portion of our hoist product line from China, and sell our products to distributors located in approximately 50 countries. International operations are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, risk of governmental expropriation, political risks and risks of increases in taxes. Also, some foreign jurisdictions have laws limiting the right and ability of entities organized or operating therein to pay dividends or remit earnings to affiliated companies unless specified conditions are met.

VOLATILITY OF RAW MATERIAL PRICES COULD AFFECT OUR PROFITABILITY

The principal raw material used by us in our chain and forging operations is steel. The steel industry as a whole is cyclical, and steel prices can be volatile due to numerous factors beyond our control. This volatility can significantly affect our raw material costs. Our ability to pass any steel price increases on to our customers will be determined by competitive conditions.

WORK STOPPAGES COULD AFFECT OUR OPERATIONS

At March 31, 1999, we had approximately 4,350 employees. Of these employees, approximately 1,580 are represented under 12 separate collective bargaining agreements which expire at various times between September 1999 and April 2003. A collective bargaining agreement covering approximately 105 employees at our Duff-Norton division facility expires on September 26, 1999. We can not be certain that negotiations to extend such agreement will be successfully concluded without a work stoppage. During the past five years, the only interruption or curtailment of our business due to labor disputes was a five-day work stoppage at that same Duff-Norton division facility in Charlotte, North Carolina in fiscal 1997, prior to its acquisition by the Company. We can't be certain that we will not experience further significant work stoppages in the future or that our relations with our employees will continue to be good.

WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND REGULATIONS

Like many manufacturing companies, we are subject to various federal, state and local environmental laws, including, but not limited to, those governing air emissions, water discharges, and the storage, handling, disposal and remediation of petroleum and hazardous substances. We have in the past and will likely in the future incur expenditures in order to ensure compliance with such environmental laws. Due to the possibility of unanticipated factual or regulatory developments, the amount and timing of future environmental expenditures could vary substantially from those currently anticipated. Moreover, certain of our facilities have been in operation for many years and, over such time, we and other predecessor operators of such facilities have generated and disposed of wastes which are or may be considered hazardous. Accordingly, although we have undertaken considerable efforts to comply with applicable environmental laws, it is possible that environmental requirements or facts not currently known will require unanticipated efforts and expenditures which cannot be currently quantified.

LOSS OF KEY PERSONNEL COULD IMPAIR OUR BUSINESS

Our success is dependent upon the management and leadership skills of Timothy T. Tevens, the Company's President and Chief Executive Officer, Robert L. Montgomery, Jr., the Company's Executive Vice President, and other members of our senior management team. We do not have employment agreements with any of our management employees. The loss of any of these individuals or an inability to attract and retain additional personnel could adversely affect our business, financial condition and results of operations.

YEAR 2000 RISKS COULD DISRUPT OUR OPERATIONS

We have implemented a Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have allocated adequate resources for this purpose and expect our Year 2000 date conversion program to be successfully completed on a timely basis. However, we cannot be certain that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their Year 2000 issues is outside of our control. The failure of such third parties to adequately address their respective Year 2000 issues could have an adverse effect on our business, financial condition and results of operations.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by the Selling Stockholders as of June 30, 1999 and as adjusted to reflect the sale by Selling Stockholders of shares offered by this Prospectus.


                           Common Stock                         Common Stock
                         Beneficially Owned                  Beneficially Owned
                         PRIOR TO OFFERING                     AFTER OFFERING
                                             Common Stock
     HOLDER              NUMBER    PERCENT    TO BE SOLD     NUMBER    PERCENT
     ------              ------    -------    ----------     ------    -------
 GL Partners, L.P.      415,314      2.82 %    415,314         -0-        -0-
 Andrew Everett         115,588       *        115,588         -0-        -0-
 Larry Di Stefano       264,783      1.80%     264,783         -0-        -0-
 Dominic Di Stefano      19,532       *         19,532         -0-        -0-
 Stephen Di Stefano      19,532       *         19,532         -0-        -0-
 Cesare Cagnin            9,766       *          9,766         -0-        -0-
                        -------              ---------
                        844,515                844,515

--------------------------
* less than 1%

                              PLAN OF DISTRIBUTION

The Company is registering the shares on behalf of the Selling Stockholders. As used herein, "Selling Stockholders" includes donees and pledgees selling shares received from a Selling Stockholder after the date of this Prospectus. All or a portion of the shares of Common Stock offered hereby by the Selling Stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market at prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices and/or may also be used to cover any short positions previously established. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling
Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholders with respect to the shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, and each Selling Stockholder, severally and not jointly, has agreed to indemnify the Company against certain liabilities, including, without limitation, certain liabilities under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders.

Each Selling Stockholder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by such Selling Stockholder. The shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus. The Company has not made any underwriting arrangements with respect to the sale of the shares offered hereby.


                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for the Company by Lippes, Silverstein, Mathias & Wexler LLP, Buffalo, New York, counsel to the Company in connection with the offering.


                                     EXPERTS

The consolidated financial statements of Columbus McKinnon Corporation appearing in our Annual Report on Form 10-K at March 31, 1999 and 1998 and for each of the three years ended March 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference herein which, as to the year ended March 31, 1998, is based in part on the report of Deloitte & Touche LLP, independent auditors. The consolidated financial statements referred to above are incorporated by reference in reliance upon such reports, given on the authority of such firms as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SECURITIES AND EXCHANGE COMMISSION
Registration Fee...................................         $ 5,790
Legal fees and expenses............................           5,000
Accounting fees and expenses.......................           5,000
NASDAQ Listing Fee.................................          16,890
Miscellaneous......................................             320
                                                            -------
         TOTAL:....................................         $33,000
                                                            =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation provides that a director will not be personally liable for damages to the Company or its shareholders for breach of duty as a director, except to the extent that such exemption or limitation is not permitted under the New York Business Corporation Law (the "NYBCL"). The NYBCL does not permit indemnification for liability arising from (i) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (ii) any transaction from which the director derived financial profit or other advantage to which he was not legally entitled; (iii) payment of a dividend or approval a stock repurchase in violation of NYBCL Section 510 (which, among other things, requires that dividends be paid only out of earned surplus and prohibits dividend payments when a corporation is insolvent or would thereby be made insolvent) or NYBCL Section 513 (which, among other things, prohibits a corporation from purchasing or redeeming its shares out of surplus if the corporation is insolvent or would thereby be made insolvent and places certain restrictions on the purchase price payable by a corporation in purchasing or redeeming its shares); (iv) distribution of assets to shareholders after dissolution without provision for all known liabilities; or (v) extension of any loan to directors in violation of NYBCL Section 714 (which requires any loss from a corporation to a director to be authorized by vote of the shareholders).

The Certificate of Incorporation also provides that each person, and his or her heirs, executors, or administrators, who was or is a party or is threatened to be made a party to, or is involved in any threatened or pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company to the fullest extent permitted by the NYBCL. The Certificate further provides that the right to indemnification includes the right to be paid by the Company for expenses incurred in connection with any such proceeding before its final disposition to the fullest extent permitted by the NYBCL and the right to indemnification conferred thereunder is a contract right.

The Certificate of Incorporation further provides that the Company may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Company and such other persons serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the NYBCL and the Board of Directors.

Under the Certificate of Incorporation, (i) the rights and authority described above are not exclusive of any other right that any person otherwise may have or acquire and (ii) no amendment, modification or repeal of the Certificate of Incorporation or Bylaws will eliminate or reduce the effect of the provisions in the Certificate of Incorporation limiting liability or indemnifying certain persons or adversely affect any right or protection then existing thereunder in respect to any acts or omissions occurring before such amendments, modification, repeal or adoption.

Sections 721, 722 and 726 of the NYBCL provide that a corporation may indemnify any person, including officers and directors who are, or are threatened to be made, parties to any action or proceeding, except a derivative action, whether civil or criminal, by reason of their being officers or directors or serving at the request of the corporation as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees; provided that the officer or director acted in good faith, for a purpose that such officer or director reasonably believed to be in (or in case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to) the best interests of the corporation. In the case of criminal actions or proceedings, indemnification is allowed if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. An officer or director who is successful in defense of such civil or criminal action or proceeding is entitled to indemnification.

A corporation may indemnify any person made, or threatened to be made, a party to a derivative action by reason of the fact that such person is or was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of any corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, provided that such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to) the best interests of the corporation, except that no indemnification is permitted in respect to a threatened action or a pending action which is settled or otherwise disposed of or in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, except to the extent that a court may otherwise determine.

A person who has been successful in the defense of a civil or criminal action or proceeding of the character described above is entitled to indemnification to the extent described above. Otherwise, absent court approval, indemnification in the specific case must be authorized either (i) by the board of directors acting by a quorum consisting of directors who are not parties to the action; or (ii) by the board upon the opinion of independent legal counsel that the indemnification is proper under the circumstances; or (iii) by the shareholders.

ITEM 16.  EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------

*5                Opinion of Lippes, Silverstein, Mathias & Wexler LLP

10 Agreement and Plan of Merger dated as of February 16, 1999 by and among the Registrant, GL Delaware, Inc., G.L. International Inc., Larco Industrial Services, Ltd., the holders of all outstanding capital stock of G.L. International Inc. and the holders of Non-Voting Exchangeable Shares of Larco Industrial Services, Ltd. (incorporated by refence to
                  Exhibit 10.37 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999).

*23.1 Consent of Lippes, Silverstein, Mathias & Wexler LLP (filed as part of Exhibit 5)

*23.2             Consent of Ernst & Young LLP, Independent Auditors

*23.3             Consent of Deloitte & Touche LLP, Independent Auditors
--------------------------
*  filed herewith

ITEM 17.  UNDERTAKINGS

         A        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)  To  include any prospectus  required by  Section
                               10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement,

                           (iii) To  include  any   material   information  with
                               respect   to  the   plan  of   distribution   not
                               previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, New York, on this 22nd day of July, 1999.

                          COLUMBUS MCKINNON CORPORATION

                          BY:  /S/ TIMOTHY T. TEVENS
                          --------------------------
                                   Timothy T. Tevens
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy T. Tevens and Robert L. Montgomery, Jr., or either of them, as her or his attorney in fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  TIMOTHY T. TEVENS            President, Chief Executive       July 22, 1999
     -------------------------    Officer and Director
     Timothy T. Tevens            (Principal Executive Officer)


/s/  ROBERT L. MONTGOMERY, JR.    Executive Vice President, Chief  July 22, 1999
     -------------------------    Financial Officer and Director
     Robert L. Montgomery, Jr.    (Principal Financial and Accounting Officer)


/s/  HERBERT P. LADDS, JR.        Chairman of the Board            July 22, 1999
     -------------------------    of Directors
     Herbert P. Ladds, Jr.

/s/  EDWARD W. DUFFY              Director                         July 22, 1999
     -------------------------
     Edward W. Duffy

/s/  RANDOLPH A. MARKS            Director                         July 22, 1999
     -------------------------
     Randolph A. Marks

/s/  L. DAVID BLACK               Director                         July 22, 1999
     -------------------------
     L. David Black

/s/  CARLOS PASCUAL               Director                         July 22, 1999
     -------------------------
     Carlos Pascual

/s/  RICHARD H. FLEMING           Director                         July 22, 1999
     -------------------------
     Richard H. Fleming

                          COLUMBUS MCKINNON CORPORATION

                                INDEX TO EXHIBITS



EXHIBIT                             DESCRIPTION
-------                             -----------

5                 Opinion of Lippes, Silverstein, Mathias & Wexler LLP

10 Agreement and Plan of Merger dated as of February 16, 1999 by and among the Registrant, GL Delaware, Inc., G.L. International Inc., Larco Industrial Services, Ltd., the holders of all outstanding capital stock of G.L. International Inc. and the holders of Non-Voting Exchangeable Shares of Larco Industrial Services, Ltd. (incorporated by refence to
                  Exhibit 10.37 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999).

23.1 Consent of Lippes, Silverstein, Mathias & Wexler LLP (filed as part of Exhibit 5)

23.2              Consent of Ernst & Young LLP, Independent Auditors

23.3              Consent of Deloitte & Touche LLP, Independent Auditors